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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   JUNE 2, 1994
      ----------------------------------------------------------------
                                                         (JUNE 2, 1994)


                         AMES DEPARTMENT STORES, INC.
            ------------------------------------------------------
            (Exact Name of Registrant As Specified In Its Charter)


                                    DELAWARE
                ----------------------------------------------
                (State Or Other Jurisdiction Of Incorporation)


            1-5380                                 04-2269444
       ------------------------          ---------------------------------
     (Commission File Number)          (IRS Employer Identification No.)


       2418 Main Street; Rocky Hill, Connecticut             06067-0801
        -----------------------------------------             ----------
      (Address Of Principal Executive Offices)               (Zip Code)


                                 (203) 257-2000
              ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                               NOT APPLICABLE
        -------------------------------------------------------------
        (Former Name Or Former Address, If Changed Since Last Report)







                           Exhibit Index on Page 4

                       Page 1 of 7 (Including Exhibit)

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ITEM 5:  OTHER EVENTS

         Beginning on June 2, 1994, Ames Department Stores, Inc. ("Ames" or the "Company") will distribute, to its banks and other lenders, principal trade vendors and factors, summaries of its unaudited financial results for the four and thirteen weeks ended April 30, 1994. These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein.

         Compared with the revised projections contained in the Form 8-K dated May 27, 1994 (referred to herein as the "Plan"), sales for the four weeks ended April 30, 1994 were $5.6 million above Plan and EBITDA (as defined in Exhibit 20) was $2.6 million better than Plan. In April, the major portion of the positive sales variance was in softlines.
         The favorable EBITDA variance for April was primarily due to higher-than-planned gross margin dollars that resulted from the higher-than-planned sales and a higher-than-planned gross margin rate. Both softlines and hardlines gross margin dollars and rates exceeded Plan in April. Softlines gross margin in April benefitted from a reduced level of markdowns on apparel merchandise because of markdowns previously taken in March. The April and year-to-date fiscal 1995 net income(loss) include an income tax benefit recorded at the end of the first quarter, which is expected to be offset by income tax expense in later interim periods, and an extraordinary charge, net of income tax benefit, for the early extinguishment of certain debt to be prepaid in June, 1994.

         Sales for the thirteen weeks ended April 30, 1994 were $.4 million below Plan; however, EBITDA was $1.4 million better than Plan. The unfavorable impact on the year-to-date EBITDA from a lower-than-planned gross margin rate was more than offset by lower-than-planned expenses. The lower gross margin rate was primarily due to higher-than-planned clearance markdowns on apparel merchandise in March. Store, field and home office expenses were all below the year-to-date Plan.

         As of April 30, 1994, inventories were $2.6 million above Plan, principally in hardline categories. Trade payables were $40.1 million above Plan due primarily to improved payment terms. Outstanding borrowings under the Company's revolving line of credit as of April 30, 1994 were $46.5 million below Plan due primarily to the better-than-planned trade payable terms.

         The Company is in compliance with all debt covenants through April 30, 1994.

         Ames is distributing the monthly results to its banks and other lenders, principal trade vendors and factors to facilitate their credit analyses. The summary results SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 29, 1994, the Company's

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         Form 10-Q to be filed for the first fiscal quarter ended April 30,
         1994, and the Company's Form 8-K dated May 27, 1994. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

         During the pendency of its reorganization case, Ames disclosed publicly its monthly results through filings with the Office of the U.S. Bankruptcy Trustee and continued to report publicly its monthly results during the fiscal year ended January 29, 1994. Although Ames expects to continue to make its monthly results public for the fiscal year ending January 28, 1995, Ames does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and Ames may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by Ames' independent certified accountants. Moreover, Ames does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit:  20     Unaudited Financial Summary Results for the Four
                          Weeks and Thirteen Weeks Ended April 30, 1994.

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                               INDEX TO EXHIBITS








      Exhibit No.                  Exhibit                           Page No.
      -----------                  -------                           --------


         20           Unaudited Financial Summary Results for            6
                      the Four Weeks and Thirteen Weeks Ended
                      April 30, 1994

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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                         AMES DEPARTMENT STORES, INC.
                                         ----------------------------
                                                   Registrant





Dated:  June 1, 1994                 By: /S/ PETER THORNER
                                         ---------------------------
                                           Peter Thorner
                                           President, Chief Operating
                                           Officer and Director




Dated:  June 1, 1994                 By: /S/ WILLIAM C. NAJDECKI
                                         ----------------------------
                                           William C. Najdecki
                                           Senior Vice President,
                                           Chief Accounting Officer